                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CITIZENS AND NORTHERN CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                               90-92 MAIN STREET
                         WELLSBORO, PENNSYLVANIA 16901

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, APRIL 21, 1998

                            ------------------------

TO THE HOLDERS OF THE COMMON STOCK OF THE CORPORATION:

    Notice is hereby given that the Annual Meeting of the holders of the common stock of Citizens & Northern Corporation (the "Corporation") will be held at the Wellsboro Office, located at 90-92 Main Street, Wellsboro, Pennsylvania, on Tuesday, April 21, 1998, at 2:00 P.M., local time, for the following purposes:

    1.  To elect five directors to Class II to serve for a term of 3 years;

    2. To ratify the action of the Board of Directors in the appointment of the firm of Parente, Randolph, Orlando, Carey & Associates as independent auditors of the Corporation; and

    3. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on March 9, 1998, are entitled to notice of, and to vote at, the meeting. Such stockholders may vote in person or by proxy.

    ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. If you do attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

                                          By Order of the Board of Directors,

                                          Kathleen M. Osgood
                                          CORPORATE SECRETARY

March 23, 1998

                        CITIZENS & NORTHERN CORPORATION
                               90-92 MAIN STREET
                         WELLSBORO, PENNSYLVANIA 16901
                                PROXY STATEMENT
                 ANNUAL MEETING OF STOCKHOLDERS--APRIL 21, 1998

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens & Northern Corporation to be used at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 21, 1998, at 2:00 P.M. at the Wellsboro Office, located at 90-92 Main Street, Wellsboro, Pennsylvania, and at any adjournment thereof. The approximate date upon which this Proxy Statement and proxy will first be mailed to stockholders is March 23, 1998.

    The Corporation's Board of Directors is soliciting proxies in connection with the Meeting. Shares represented by properly completed proxies will be voted in accordance with the instructions indicated thereon unless such proxies have previously been revoked. If no direction is indicated, such shares will be voted in favor of the election as directors of the nominees named below, in favor of the ratification of the appointment of the firm of Parente, Randolph, Orlando, Carey & Associates as the Corporation's independent auditors, and in the discretion of the proxy holder as to any other matters which may properly come before the Meeting or any adjournment thereof. A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation or by attending the Meeting and voting in person.

    The Corporation will bear the entire cost of soliciting proxies for the Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by the Corporation's directors, officers and employees. Arrangements may also be made with custodians, nominees and fiduciaries for forwarding proxy material to beneficial owners of stock held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

    The Board of Directors has fixed the close of business on March 9, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the record date, there were outstanding and entitled to vote 5,114,234 shares of Common Stock. Common stockholders will be entitled to one vote per share on all matters to be submitted at the meeting. The Articles of Incorporation of the Corporation do not permit cumulative voting.

    No person is known by the Corporation to have beneficially owned 5% or more of the outstanding common stock of the Corporation as of March 9, 1998.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors and that within these limits the numbers of directors shall be as established by the Board of Directors. The Board of Directors has set the number of directors at fifteen. The Articles further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is to be elected annually. Five directors to Class II are to be elected at the Annual Meeting to serve for a three year term. It is the intention of the persons named as proxyholders on the enclosed form of proxy, unless other directions are given, to vote all shares which they represent for the election of management's nominees named in the tabulation below. Any stockholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. Each director elected will continue in office until a successor has been elected. The Board of Directors recommends a vote "FOR" the election of the nominees listed below, each of whom has consented to be named as a nominee and to serve if elected. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, proxies will be voted for a substitute nominee determined by the Board of Directors.

    The following table sets forth certain information about the nominees, all of whom except Mr. Haner and Ms. Hartley, are presently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting. The number of shares of Corporation common stock beneficially owned, directly or indirectly, is as of January 15, 1998.

       CLASS II--MANAGEMENT'S NOMINEES FOR A 3 YEAR TERM ENDING IN 2001:

                                                                                                 SHARES         PERCENT OF
              NAME AND PRINCIPAL OCCUPATION                    AGE AS OF       FIRST BECAME    BENEFICIALLY    COMMON STOCK
                   FOR LAST FIVE YEARS                        RECORD DATE      DIRECTOR (1)     OWNED (2)       OUTSTANDING
---------------------------------------------------------  -----------------  ---------------  -----------  -------------------
R. Bruce Haner...........................................             50                            2,855(3)            .06
Owner, Haner's Auto Sales and
Haner's Auto Rental
Susan E. Hartley.........................................             40                            1,063              .02
Attorney at Law
Edward L. Learn..........................................             50              1989          1,421              .03
Owner, Learn Hardware & Building
Supply, formerly Manager of
Purina Mills, Inc.
Leonard Simpson..........................................             49              1989         16,170(4)            .32
Attorney at Law, formerly Sullivan
County District Attorney
Donald E. Treat..........................................             64              1966         11,327              .22
Self-employed, formerly
owner of Treat Hardware

          CLASS III--CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1999:

J. Robert Bower..............................            63            1967        33,449(5)           .65
Pharmacist, formerly with
Fay's Drug Co., Inc.
William K. Francis...........................            66            1971        40,547(6)           .79
Chairman of the Board of
Citizens & Northern Corporation
and Citizens & Northern Bank,
Retired President and Chief
Executive Officer of Citizens &
Northern Corporation and
Citizens & Northern Bank
Karl W. Kroeck...............................            58            1996         1,527             .03
Farmer
Craig G. Litchfield..........................            50            1996         9,286(7)           .18
President & Chief Executive Officer
of Citizens & Northern Corporation
and Citizens & Northern Bank, formerly
Senior Vice President of Citizens &
Northern Corporation and Citizens &
Northern Bank

Lawrence F. Mase.............................            63            1990         5,398             .11
Retired, formerly
President of Mase's, Inc.

          CLASS I -- CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2000:

R. Robert DeCamp.............................            57            1988         1,001            .02
President of Patterson Lumber
Co., Inc.
Adelbert E. Eldridge.........................            65            1989         5,330(8)          .10
Retired Regional Director of
Susquehanna Region of Pennsylvania
Electric Co.
Robert J. Murphy.............................            65            1988         6,800            .13
Retired, formerly Attorney in law firm
of Davis, Murphy, Niemiec & Smith
Edward H. Owlett, III........................            43            1994         6,265(9)          .12
Attorney in law firm of
Owlett, Lewis & Ginn, P.C.
F. David Pennypacker.........................            56            1993         3,200            .06
Certified Public Accountant in firm
of Pennypacker & Zeigler, P.C.
All Directors and Executive Officers as a                                         174,676           3.42
  Group (20 persons).........................

(1) Includes service as director of the Corporation's predecessor, Citizens & Northern Bank.

(2) Pursuant to the General Rules and Regulations of the Securities and Exchange Commission, an individual is considered to "beneficially own" shares of common stock if he or she directly or indirectly has or shares (a) the power to vote or direct the voting of the shares; or (b) investment power with respect to the shares, which includes the power to dispose of or direct the disposition of the shares. Unless otherwise indicated in a footnote below, each individual holds sole voting and investment authority with respect to the shares listed. In addition, an individual is deemed to be the beneficial owner if he or she has the right to acquire shares within 60 days through the exercise of any option. Therefore, the following stock options which are exercisable within 60 days after January 15, 1998 are included: Mr. Bower, 200 shares; Mr. DeCamp, 200 shares; Mr. Eldridge, 200 shares; Mr. Francis, 200 shares; Mr. Kroeck, 200 shares; Mr. Learn, 200 shares; Mr. Litchfield, 1,000 shares; Mr. Mase, 200 shares; Mr. Murphy, 200 shares; Mr. Owlett, 200 shares; Mr. Pennypacker, 200 shares; Mr. Simpson, 200 shares; and Mr. Treat, 200 shares. This information has been furnished by each individual.

(3) Mr. Haner disclaims beneficial ownership of a total of 28 shares included above that are held for his children.

(4) Includes 1,597 shares held in a SEP-IRA Plan for the benefit of Mr. Simpson's retirement plan.

(5) Mr. Bower disclaims beneficial ownership of 10,673 shares included above that are held individually by his wife. Includes 1,030 shares held in an IRA for the benefit of Mr. Bower.

(6) Mr. Francis disclaims beneficial ownership of 644 shares included above that are held for his granddaughter. Includes 5,916 shares held in an IRA for the benefit of Mr. Francis.

(7) Mr. Litchfield disclaims beneficial ownership of 1,152 shares held individually by his wife and a total of 743 shares included above that are held with his daughters.

(8) Includes 3,120 shares held in a self-directed IRA for the benefit of Mr. Eldridge.

(9) Mr. Owlett disclaims beneficial ownership of a total of 4,918 shares included above that are held for his nephews and niece.

    No person named above as a nominee or director has any family relationship with any other person so named.

                         BOARD OF DIRECTOR COMMITTEES,
              ATTENDANCE AT MEETINGS AND COMPENSATION OF DIRECTORS

    Both the Corporation's and the Bank's by-laws provide that the Board may create any number of committees of the Board as it deems necessary or appropriate from time to time. As of the date hereof, no Board committees of the Corporation have been established.

    The Bank has an Audit Committee consisting of nine non-employee members of the Board of Directors. The members of the Committee are Adelbert E. Eldridge, Karl W. Kroeck, Edward L. Learn, John H. Macafee, Lawrence F. Mase, Robert J. Murphy, Edward H. Owlett, III, F. David Pennypacker and Donald E. Treat. The primary function of the Audit Committee is to review the internal audit program as performed by the internal auditors, recommend to the Board of Directors the independent auditors for the year, and review the examinations and reports from those persons. The Audit Committee held three meetings in 1997.

    The Bank has an Executive Committee consisting of eight members of the Board of Directors who are as follows: R. Robert DeCamp, R. James Dunham, William K. Francis, Craig G. Litchfield, John H. Macafee, Robert J. Murphy, F. David Pennypacker and Leonard Simpson. The function of this committee is to recommend policy procedures. During 1997, the Executive Committee held seven meetings. The Executive Committee also functions as a nominating committee and an investment committee.

    The Compensation Committee of the Bank, which held three meetings in 1997, consisted of the following six non-employee members of the Board of Directors:
R. Robert DeCamp, R. James Dunham, John H. Macafee, Robert J. Murphy, F. David Pennypacker and Leonard Simpson. The committee is charged with reviewing compensation for all officers and employees of the Bank and administering the retirement and benefit plans.

    The Trust Investment Committee of the Bank, which met eleven times in 1997, consists of four members of the Board of Directors; namely, J. Robert Bower, R. James Dunham, Edward L. Learn and Leonard Simpson. Thomas L. Briggs, Executive Vice President and Senior Trust Officer of the Bank, is also a member of this committee, which determines the policy and investments of the Trust Department, the acceptance of all fiduciary relationships and relinquishments of all fiduciary relationships. The committee keeps minutes of their meetings which are reviewed monthly by the Board of Directors.

    The Bank also has an Asset Liability Committee, which consisted of R. Robert DeCamp, William K. Francis, Craig G. Litchfield, Robert J. Murphy and F. David Pennypacker, five members of the Board of Directors, as well as James W. Seipler, Treasurer of the Corporation. This committee met twelve times during 1997. The purpose of the committee is to stabilize and improve profitability by balancing the relationship between risk and return over an extended period of time.

    The Board of Directors of the Corporation met twelve times and the Board of Directors of the Bank met fourteen times in 1997. All of the directors attended at least 75% or more of the combined number of meetings of the Corporation, Bank and their committees of which they were members.

    All directors of the Corporation are directors of the Bank. Each director who is not an officer of the Corporation or Bank received an annual retainer of $10,000 and an attendance fee of $100 for each meeting of the Board attended. In addition, each such director received a fee of $100 for attendance at each committee meeting. The aggregate amount of directors' retainers and fees paid during 1997 was $207,200.

                  CORPORATION'S AND BANK'S EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the current executive officers of the Corporation and the Bank.

                                                                                              SHARES         PERCENT OF
                                                                             AGE AS OF      BENEFICIALLY    COMMON STOCK
NAME AND POSITION FOR LAST FIVE YEARS                                       RECORD DATE      OWNED (1)       OUTSTANDING
-----------------------------------------------------------------------  -----------------  -----------  -------------------
Craig G. Litchfield....................................................             50           9,286(2)            .18
President and C.E.O.of the Corporation and the
Bank since January, 1997; President of the
Corporation and Bank since 1996; formerly
Senior Vice President of the Corporation and the
Bank
Robert W. Anderson.....................................................             59           7,299(3)            .14
Executive Vice President of Management
Information System since April, 1997; formerly
Vice President, Data Processing, of the Bank
Thomas L. Briggs.......................................................             47           5,660(4)            .11
Executive Vice President and Senior Trust
Officer since April, 1997; formerly Vice President
and Trust Officer of the Bank
Brian L. Canfield......................................................             46           4,401(5)            .09
Executive Vice President and Branch System
Administrator since April, 1997; formerly Vice
President of the Bank
Matthew P. Prosseda....................................................             36           1,173(6)            .02
Executive Vice President and Commercial Loan
Coordinator since April, 1997; formerly Vice
President of the Bank
James W. Seipler.......................................................             56          10,504(7)            .21
Treasurer of the Corporation since 1987;
Executive Vice President and Treasurer of the Bank
since April, 1997; formerly
Controller and Cashier of the Bank

(1) Number of shares of Corporation common stock beneficially owned, directly or indirectly, as of January 15, 1998. Unless otherwise indicated in a footnote below, each individual holds sole voting and investment authority with respect to the shares listed. This information has been furnished by each individual.

(2) Mr. Litchfield disclaims beneficial ownership of 1,152 shares held individually by his wife and a total of 743 shares included above that are held with his daughters. Includes 1,000 shares which may be acquired upon the exercise of stock options within 60 days.

(3) Includes 1,020 shares which may be acquired upon the exercise of stock options within 60 days.

(4) Mr. Briggs disclaims beneficial ownership of 445 shares held individually by his wife and a total of 919 shares included above that are held for his children. Includes 400 shares which may be acquired upon the exercise of stock options within 60 days.

(5) Mr. Canfield disclaims beneficial ownership of a total of 757 shares included above that are held for his children. Includes 600 shares which may be acquired upon the exercise of stock options within 60 days.

(6) Includes 480 shares which may be acquired upon the exercise of stock options within 60 days.

(7) Mr. Seipler disclaims beneficial ownership of 574 shares included above that are held jointly with his sons. Includes 1,020 shares which may be acquired upon the exercise of stock options within 60 days.

    None of the above executive officers has any family relationship with any other executive officer or with any director of the Corporation.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee ("Committee") of the Board of Directors establishes compensation policies, plans and programs which are intended to accomplish three objectives: to attract and retain highly capable and well qualified executives; to focus executives' efforts on increasing long-term stockholder value; and to reward executives at levels which are competitive with the marketplace for similar positions and commensurate with the performance of each executive and of Citizens & Northern. Each member of the Committee is an independent non-employee director. The Committee establishes the salaries of the other executive officers with input from the Chief Executive Officer and all decisions relating to the compensation of the executive officers are reviewed by the Board of Directors.

    With the lack of long-term incentive compensation plans in the past, the Committee recognizes the need to adjust base compensation accordingly. The key elements in Citizens & Northern's executive compensation program, all determined by individual and corporate performance, are base salary compensation, annual incentive compensation and equitable retirement benefits.

    Annual compensation for the Chief Executive Officer is determined in essentially the same way as for other executives, recognizing that the CEO has overall responsibility for the performance of Citizens & Northern. The Committee believes that the CEO compensation should be heavily influenced by the performance of the Corporation. The Committee established the CEO's base salary by considering the salaries of CEOs of comparably-sized banks and their performance according to salary information compiled by both regional and national benefit and salary surveys.

    In establishing his base salary, the Committee reached the following conclusions regarding company performance: Survey comparison of Citizens & Northern established a survey Peer Group of 40 independent banks whose 1996 average asset size equaled C&N's, and further narrowed their Peer Group to a Core Group of 34 banks with an ROA of 1.00% or higher. Citizens & Northern's net income was 15% higher than the average of the Peer Group. C&N's return on assets for 1996 was 1.53%, 11% better than the Peer Group average and 6% better than a Core Group average of high-performing banks. Mr. Litchfield's 1997 base salary of $205,000 is 6% below CEO's who receive the same compensation package; however, his total compensation with bonus and incentives falls to 66% of par behind Core Group CEOs. In 1996, the Committee established the Chief Executive Officer's 1997 base salary at $205,000, representing a 12% increase over 1996.

    The annual compensation of the Chief Executive Officer and executive officers is reviewed annually by the Committee, except for decisions about awards under the Incentive Award Plan. These awards are made solely by the attainment of specific measurable performance indicators, which are return on assets, performance to budget, deposit growth and past-due reduction. If the target is met, awards are calculated for each participant based upon the level of corporate performance relative to the target. C&N's Incentive Award Plan caps the award at 25% of base compensation, while the Peer Group awarded cash bonuses to CEOs averaging 32%.

    The Corporation approved a non-qualified Supplemental Income Plan effective January 1, 1989. It was designed for the purpose of retaining talented executives and to promote in these executives a strong interest in the long-term, successful operation of the Corporation. The Plan supplements the lower retirement benefits of executives in comparison with average total retirement benefits paid non-executives. The Plan is an unfunded plan and is subject to the general creditors of the Corporation.

    The Corporation approved a Stock Incentive Plan effective January 1, 1996. The Stock Incentive Plan is designed to advance the development, growth and financial condition of the Corporation while attracting, retaining and rewarding executives.

    The Committee believes that the concepts discussed above further the stockholders' interests since a significant part of executive compensation is based on obtaining results for the stockholders. The Committee bases its review on experience of its own members, on information requested from management and information compiled by various independent compensation consultants. The Committee believes that the program encourages responsible management of the Corporation.

                    Members of the Compensation Committee,

                    R. Robert DeCamp, Chairman      John H. Macafee     F. David
                    Pennypacker

                    R. James Dunham               Robert J. Murphy    Leonard
                    Simpson

                             EXECUTIVE COMPENSATION

    The summary compensation table contains information with respect to annual compensation for services in all capacities to the Corporation and Bank for the fiscal years ending December 31, 1996, 1995 and 1994 of those persons who were, at December 31, 1997, (i) the Chief Executive Officer and (ii) the four (4) other most highly compensated executives to the extent such persons' total salary and bonus exceeded $100,000:

                                                    ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                  --------------------------------------------------------  ----------------------------
                                                                                                       AWARDS
                                                                                            ----------------------------

(A)                                  (B)         (C)         (D)              (E)                 (F)            (G)
                                                                                              RESTRICTED      OPTIONS/
                                                                         OTHER ANNUAL            STOCK          SARS
                                              SALARY(L)     BONUS       COMPENSATION(2)         AWARDS         AWARDS
NAME AND PRINCIPAL POSITION         YEAR         ($)         ($)              ($)                 (#)            (#)
--------------------------------  ---------  -----------  ---------  ---------------------  ---------------  -----------
CRAIG G. LITCHFIELD.............       1997     205,000      51,250                X                   0          3,500
  President and CEO                    1996     175,673      43,918                X                   0          2,500
                                       1995     140,000      35,000                X                   0          2,500

ROBERT W. ANDERSON..............       1997     125,000      31,250                X                   0          2,000
  Executive Vice President             1996     110,850      27,500                X                   0          1,700
  Management Information               1995     100,000      25,000                X                   0          1,700
  System

JAMES W. SEIPLER................       1997     125,000      31,250                X                   0          2,000
  Executive Vice President             1996     110,597      27,500                X                   0          1,700
  and Treasurer                        1995     100,000      25,000                X                   0          1,700
BRIAN L. CANFIELD...............       1997      90,000      22,500                X                   0          1,500
  Executive Vice President and
  Branch System Administrator

MATTHEW P. PROSSEDA.............       1997      90,000      22,500                X                   0          1,500
  Executive Vice President and
  Commercial Loan Coordinator

                                              PAYOUTS
                                  --------------------------------
(A)                                    (H)              (I)
                                      LTIP           ALL OTHER
                                     PAYOUTS      COMPENSATION(3)
NAME AND PRINCIPAL POSITION            ($)              ($)
--------------------------------  -------------  -----------------
CRAIG G. LITCHFIELD.............            0           17,670
  President and CEO                         0           14,468
                                            0           13,379
ROBERT W. ANDERSON..............            0           24,765
  Executive Vice President                  0           21,218
  Management Information                    0           18,494
  System
JAMES W. SEIPLER................            0           21,640
  Executive Vice President                  0           18,886
  and Treasurer                             0           16,716
BRIAN L. CANFIELD...............            0           10,733
  Executive Vice President and
  Branch System Administrator
MATTHEW P. PROSSEDA.............            0           10,659
  Executive Vice President and
  Commercial Loan Coordinator

------------------------

(1) The amounts shown in this column represent annual base salary.

(2) The Bank provides automobiles and certain other benefits for certain of its principal officers in connection with the business of the Bank. The value of personal benefits to the officers individually is not included in the table above because the aggregate amount of such other compensation is less than 10% of the cash compensation paid to the individual as reported above.

(3) The amount indicated includes the Bank's contribution to the Savings & Retirement Plan (401k) and the Non-Qualified Supplemental Executive Retirement Plan.

                              STOCK INCENTIVE PLAN

    In 1995, the Corporation's Board of Directors adopted and the stockholders approved the Citizens & Northern Corporation Stock Incentive Plan. On December 18, 1997 ("Grant Date"), the Board of Directors granted qualified stock options for key officers of the Bank, the right to purchase shares of the Corporation Common Stock at a price of $33.25. The period of the options shall be ten (10) years, commencing from the date of the grant. Not more than twenty percent (20%) of the shares optioned may be exercised in any one year during the term of the option, commencing with the Grant Date. The Option shall not be exercisable until one year from the date of the grant. Shares granted under option in 1997, 1996 and 1995 were 15,000, 11,000 and 12,100, respectively. At December 31, 1997, there were 22,600 shares reserved for future grants.

                               OPTION/SAR GRANTS

    The following table sets forth information concerning stock options granted in 1997 under the Stock Incentive Plan to the Chief Executive Officer and the four most highly compensated executives of the Corporation named in the Summary Compensation Table:

(A)                                                   (B)              (C)            (D)          (E)          (F)
                                                   NUMBER OF       % OF TOTAL
                                                  SECURITIES        OPTIONS/       EXERCISE                    GRANT
                                                  UNDERLYING      SARS GRANTED      OR BASE                     DATE
                                                 OPTIONS/SARS     TO EMPLOYEES       PRICE      EXPIRATION    PRESENT
NAME                                                GRANTED      IN FISCAL YEAR    ($/SHARE)       DATE      VALUE ($)
----------------------------------------------  ---------------  ---------------  -----------  ------------  ----------
Craig G. Litchfield...........................         3,500            23.33%     $   33.25     12/18/2007  $  116,375
Robert W. Anderson............................         2,000            13.33%     $   33.25     12/18/2007  $   66,500
James W. Seipler..............................         2,000            13.33%     $   33.25     12/18/2007  $   66,500
Brian L. Canfield.............................         1,500            10.00%     $   33.25     12/18/2007  $   49,875
Matthew P. Prosseda...........................         1,500            10.00%     $   33.25     12/18/2007  $   49,875

                 AGGREGATED STOCK OPTION EXERCISES DURING 1997
                           AND YEAR-END OPTION VALUES

    The following table sets forth information concerning the exercise during 1997 of options granted under the Stock Incentive Plan by five of the most highly compensated executives of the Corporation named in the Summary Compensation Table:

                                                                                    (D)
                                                                            NUMBER OF SECURITIES                   (E)
                                              (B)            (C)           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                           NUMBER OF        VALUE                OPTIONS AT              IN-THE-MONEY OPTIONS ON
                                            SHARES         REALIZED          DECEMBER 31, 1997            DECEMBER 31, 1997 (2)
(A)                                        ACQUIRED       ON SHARES    ------------------------------  ---------------------------
NAME                                      ON EXERCISE    ACQUIRED (1)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------------  ---------------  ------------  -------------  ---------------  ------------  -------------
Craig G. Litchfield...................           250      $ 3,250.00         1,000           7,000     $  10,500.00   $ 35,375.00
Robert W. Anderson....................             0               0         1,020           4,380     $  11,645.00   $ 24,055.00
James W. Seipler......................             0               0         1,020           4,380     $  11,645.00   $ 24,055.00
Brian L. Canfield.....................             0               0           600           2,900     $   6,850.00   $ 14,150.00
Matthew P. Prosseda...................             0               0           480           2,720     $   5,260.00   $ 11,765.00

------------------------

(1) Represents the difference between the market value on the date of exercise of the shares acquired and the option price of those shares.

(2) Represents the difference between the aggregate market value at December 31, 1997 of the shares subject to the options and the aggregate option price of those shares.

                               PERFORMANCE GRAPH

    Set forth below is a chart comparing the Corporation's cumulative return to stockholders against the cumulative return of the S&P 500 Index and a Peer Group Index of similar banking organizations selected by the Corporation for the five year period commencing January 1, 1993 and ending December 31, 1997. The index values are market weighted, dividend reinvestment numbers which measure the total return for investing $100.00 five years ago. This meets SEC requirements for showing dividend reinvestment share performance over a five year period and measures the return to an investor for placing $100.00 into a group of bank stocks and reinvesting any and all dividends into the purchase of more of the same stock for which dividends were paid.

                     COMPARISON OF 5 YEAR CUMULATIVE RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              C&N      PEER GROUP    S&P 500 INDEX
1/1/93       $100.00       $100.00          $100.00
12/31/93      142.10        140.71           110.02
12/31/94      184.87        163.81           111.51
12/31/95      192.80        177.34           153.26
12/31/96      252.51        195.23           188.36
12/31/97      343.32        280.35           251.12

                                 PERIOD ENDING

                               1/01/93   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
                              ---------  ---------  ---------  ---------  ---------  ---------
C&N.........................  $  100.00  $  142.10  $  184.87  $  192.80  $  252.51  $  343.32
Peer Group..................  $  100.00  $  140.71  $  163.81  $  177.34  $  195.23  $  280.35
S&P 500 Index...............  $  100.00  $  110.02  $  111.51  $  153.26  $  188.36  $  251.12

    All ten institutions in the peer group selected by the Corporation are headquartered in Pennsylvania, have total assets of $200 to $600 Million, market capitalization of at least $25 Million, and are not listed on the NASDAQ National Market System. This peer group consists of ACNB Corporation, Gettysburg; CNB Financial Corporation, Clearfield; Drovers Bancshares Corporation, York; First West Chester Corporation, West Chester; Franklin Financial Service Corporation, Chambersburg; Hanover Bancorp, Inc., Hanover; Penn Security Bank and Trust Company, Scranton; Penn Rock Financial Services Corporation, Blue Ball; Penns Woods Bancorp, Inc., Jersey Shore; and Sterling Financial Corporation, Lancaster. This is the same peer group that was used in 1997.

                                  PENSION PLAN

    The Citizens & Northern Bank Pension Plan (the "Plan") is intended to provide a defined retirement benefit to participants without regard to the profits of the Bank. Employees are neither required nor permitted to contribute to the Plan. Annual contributions by the Bank are determined actuarially. To participate in the Plan, an employee must be 21 years of age and have completed one year of service. A participant's retirement benefit, which becomes fully vested after 5 years of service, is based on compensation and credited service with the Bank. For purposes of determining a retirement benefit, the term "compensation" is defined to include an employee's total remuneration received from the Bank, including base salary, bonus and overtime. Benefits are a percentage of the average compensation for the five consecutive years of highest compensation preceding retirement, multiplied by the number of years of completed service, up to 25 years. The Bank's Trust Department serves as Trustee under the Plan.

    The following table indicates, for purposes of illustration, the approximate amounts of annual retirement income which would be payable under the terms of the Plan, in the form of a straight life annuity, to a participant who retired as of December 31, 1997, at age 65, under various assumptions as to compensation and years of credited service. For any plan year beginning after December 31, 1993, the Pension Plan benefits are determined on only the first $150,000, as indexed, in compensation as determined by the Commissioner of the Internal Revenue Service and as prescribed by law.

                               PENSION PLAN TABLE

                                                                YEARS OF CREDITED SERVICE
                                                            ----------------------------------
AVERAGE ANNUAL COMPENSATION                                    15         20      25 (OR MORE)
----------------------------------------------------------  ---------  ---------  ------------
$ 75,000..................................................  $  14,580  $  19,440   $   24,301
$100,000..................................................  $  20,393  $  27,190   $   33,988
$125,000..................................................  $  26,205  $  34,940   $   43,676
$150,000..................................................  $  32,018  $  42,690   $   53,363
$175,000..................................................  $  34,343  $  45,790   $   57,238
$200,000..................................................  $  34,343  $  45,790   $   57,238
$225,000..................................................  $  34,343  $  45,790   $   57,238
$250,000..................................................  $  34,343  $  45,790   $   57,238

    The credited years of service under the Plan as of December 31, 1997 for Litchfield, Anderson, Seipler, Canfield and Prosseda were 25, 26, 32, 20 and 4 years, respectively.

    In December, 1989, the Bank established a non-qualified supplemental executive retirement plan for certain key executive employees ("Executive Plan"). The Executive Plan provides a retirement benefit for executives who retire after attaining age 62 and 5 years of plan service in an amount determined annually by the Directors. The Executive Plan may be terminated by the Board of Directors at any time. In 1997, the amounts accrued pursuant to the Executive Plan for the accounts of the officers named in the Summary Compensation Table set forth herein, is included as "All Other Long Term Compensation". Future estimated benefits do not take compensation into consideration.

                                  SAVINGS PLAN

    The Citizens & Northern Savings and Retirement Plan ("Savings Plan") is qualified under Section 401(k) of the Internal Revenue Code. It allows a participant to authorize the deposit into the Plan of before tax earnings of from 1% to 15% of his compensation. Under the Tax Reform Act, the maximum amount of elective contributions that could be made by a participant during 1997 was Nine Thousand Five Hundred Dollars ($9,500.00), also subject to a $160,000 compensation limit. All officers and employees of Citizens & Northern Bank, including the officers named in the Summary Compensation Table set forth herein, are eligible to participate in the 401(k) Plan. A participant may also make voluntary contributions to the Plan from after tax savings of up to 10% of his compensation. The Bank is required to contribute a basic employer contribution equal to at least 2% of each eligible participant's compensation; in addition, the Bank may make a discretionary basic contribution. The total actual basic employer contribution for 1997 was equal to 4%. In addition, the Bank makes matching contributions equal to 100% of a participant's before tax contributions up to 3% of compensation and equal to 50% of such contributions between 3% and 5% of compensation. The Bank's basic employer contributions are invested in the common stock of the Corporation. All participants' contributions and the Bank's matching contributions, at the participants' election, are invested in a choice of nine investment funds maintained by the Bank as Trustee. In 1997, the Bank's contribution to the Savings Plan for the accounts of the officers named in the Summary Compensation Table set forth herein is included as "All Other Long Term Compensation". Substantially all officers and employees of the Bank are eligible to participate in the Savings Plan.

                              INCENTIVE AWARD PLAN

    The Board of Directors of the Bank has adopted an Incentive Award Plan for certain members of the management group of the Bank in order to promote a superior level of performance relating the Bank's financial goals. Under the Incentive Award Plan, if predetermined performance goals are realized by the Bank in a given fiscal year, the participants will receive awards ranging up to a maximum of 25% of their base salaries (i.e., salary before reduction for the Savings Plan and without regard to incentive award payments).

    Under the Incentive Award Plan, immediately before the beginning of each year the Compensation Committee of the Board of Directors of the Bank will designate the participants in the Plan and set a minimum and maximum level of awards for each class of participants and the individual performance and financial goals of the Bank or appropriate unit to be achieved. The Compensation Committee, at its discretion, may adjust award payments under the Incentive Award Plan based on extraordinary circumstances, conflicts with long-term financial and development objectives, or below standard individual participant performance. All awards under the Incentive Award Plan will be paid in cash and are paid as soon as practical after the end of a plan year.

                              CERTAIN TRANSACTIONS

    Certain directors and officers of the Corporation and Bank and their associates (including corporations of which such persons are officers or 10% beneficial owners) were customers of, and had transactions with the Bank in the ordinary course of business during the year ended December 31, 1997. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features. The Bank expects that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.

    The law firm of Owlett, Lewis & Ginn, P.C., of which Director Owlett is an employee and in which he has an interest, acts as legal counsel for the Corporation and the Bank.

        PROPOSAL 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Parente, Randolph, Orlando, Carey & Associates has been the independent public accounting firm appointed by the Bank since 1981, and has been selected by the Board as the independent public accounting firm for the Corporation and the Bank for 1998. No member of the firm or any of its associates has a financial interest in the Corporation. Parente, Randolph, Orlando, Carey & Associates provides, in addition to audit services, non-audit professional services such as preparation of income tax returns, consultations, and various other services. Non-audit services are considered to have no effect on the independence of accountants. A representative of Parente, Randolph, Orlando, Carey & Associates is expected to be present at the Annual Meeting to answer appropriate questions from stockholders and will be afforded an opportunity to make any statement that the firm desires.

    The Board of Directors recommends a vote "FOR" ratification of the appointment of Parente, Randolph, Orlando, Carey & Associates as independent auditors of the Corporation.

                             STOCKHOLDER PROPOSALS

    Any proposal intended to be presented by a stockholder of the Corporation at the Corporation's 1999 Annual Meeting must be received by the Corporation no later than December 20, 1998 to be considered for inclusion in the Corporation's proxy statement for such meeting. Any proposal should be addressed to the Secretary of the Corporation, 90-92 Main Street, P.O. Box 58, Wellsboro, Pennsylvania 16901.

                                 OTHER MATTERS

    The management of the Corporation does not intend to bring any other matters before the Annual Meeting and is not presently informed of any other business which others may bring before such meeting. However, if any other matters should properly come before such meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, determine.

                             ADDITIONAL INFORMATION

    The Corporation's Annual Report for the year 1997, including financial statements as certified by Parente, Randolph, Orlando, Carey & Associates, was mailed with this Proxy Statement on or about March 23, 1998, to the stockholders of record as of the close of business on March 9, 1998.

    A COPY OF THE CORPORATION'S 1997 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED FREE OF CHARGE TO STOCKHOLDERS. WRITTEN REQUEST SHOULD BE DIRECTED TO THE TREASURER, CITIZENS & NORTHERN CORPORATION, 90-92 MAIN STREET, WELLSBORO, PA, 16901, OR BY PHONE AT 717-724-3411.

                                          By Order of the Board of Directors,

                                          Kathleen M. Osgood
                                          Corporate Secretary

Dated: March 23, 1998

                        CITIZENS & NORTHERN CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 21, 1998

    The undersigned hereby appoints R. Robert DeCamp and Lawrence F. Mase, and each or either of them, as the attorneys and proxies of the undersigned, with full power of substitution in each, to vote all shares of the common stock of Citizens & Northern Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 21, 1998 at 2:00 P.M. (local time), at the Wellsboro office, 90-92 Main Street, Wellsboro, Pennsylvania 16901, and at any adjournments thereof, and to vote as follows:

1. ELECTION OF CLASS II DIRECTORS.

   Nominees: R. Bruce Haner, Susan E. Hartley, Edward L. Learn, Leonard Simpson and Donald E. Treat.

    VOTE FOR all nominees listed above (except as marked to the contrary
   below)    / / VOTE WITHHELD from all nominees listed above.

  ------------------------------------------------------------------------------
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.)

2. APPROVAL OF THE APPOINTMENT OF THE FIRM OF PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES AS
  INDEPENDENT AUDITORS.

          / /  VOTE FOR          / /  VOTE AGAINST         / /  ABSTAIN

3. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof.
                                     (over)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

    PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              Dated:______________________, 1998
                                              __________________________________
                                              (Signature)
                                              __________________________________
                                              (Signature)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.